BYLAWS

OF

MINRAD INTERNATIONAL, INC.

ARTICLE 1

Identification

           Section 1.01. Name. The name of the Corporation is MINRAD INTERNATIONAL, INC.

           Section 1.02. Registered Office and Resident Agent. The address of the registered office of the Corporation is 6100 Neil Road, Suite 500, Reno, Nevada. The name of the resident agent at such address is Gregg P. Barnard. The registered office and resident agent may be changed at any time by the Board of Directors.

           Section 1.03. Other Offices. The principal business office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

           Section 1.04. Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

ARTICLE 2

Capital Stock

           Section 2.01. Consideration for Shares. The capital stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed from time to time by the Board of Directors.

           Section 2.02. Certificates Representing Shares. Each shareholder is entitled to a certificate in such form as may be required by applicable law signed by the Chief Executive Officer, President or a Vice President, and the Secretary (or an Assistant Secretary), certifying the number of shares owned by the shareholder in the Corporation.

           In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, whether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation

           Section 2.03. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

           Section 2.04. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

           Section 2.05. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

ARTICLE 3

The Shareholders

           Section 3.01. Place of Shareholder Meetings. Meetings of the shareholders shall be held at the principal executive offices of the Corporation, or at such other place as may be designated by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.

           Section 3.02. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors shall fix for the purposes of electing Directors and transacting such other business as may properly be brought before the meeting.

           Section 3.03. Special Shareholder Meetings. Subject to any restrictions or limitations expressed in the Articles of Incorporation, any special shareholders' meetings may be called by the Board of Directors, or upon written request by the holders of not less than ten percent (10%) of all shares entitled to vote at the meeting, and shall be held on such date and at such time as shall be fixed by resolution of the Board of Directors. Written notice of a special meeting of shareholders stating the time and place and object thereof shall be given to each shareholder entitled to vote at

Such meeting not less then ten (10) days nor more than sixty (60) days before such meeting, unless a greater period of notice is required by statute.

           Section 3.04. Notice of Shareholder Meetings. Written notice stating the place, day and hour of a shareholders' meeting must be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or by other means of written communication, charges prepaid, by or at the direction of the Chairman of the Board, Chief Executive Officer, President, or Secretary, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a shareholder gives no address, notice shall be deemed to have been given to the shareholder if sent by mail or other written communication addressed to the place where the Corporation's registered office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's registered office is located. Waiver by a shareholder in writing of notice of a meeting is equivalent to giving notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting. An entry in the minutes of any meeting of shareholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all shareholders as required by law and these Bylaws.

           Section 3.05. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

           Section 3.06. Stock List. A complete list of all shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his or her name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

           Section 3.07. Shareholder Quorum. A majority of the shares entitled to vote on any matter, represented in person or by proxy, is a quorum at a shareholders' meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

           Section 3.08. Adjourned Shareholder Meetings. Any shareholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any shareholders' meeting.

           Section 3.09. Voting. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation on the day prior to any shareholders' meeting, or, if a record date for voting purposes is fixed as provided in Section 3.05 of these Bylaws, then on that record date, shall be entitled to vote at the meeting. Unless otherwise directed by the presiding officer, voting shall be by ballots, each of which shall state the name of the shareholder or the shareholder's proxy voting the shares and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make written report thereof. Each vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

           Except as otherwise provided by law or by an express provision in the Articles of Incorporation, or of any Certificate of Designation for a series of Preferred Stock, each full share is entitled to one vote and, when a quorum is present at the commencement of any shareholders' meeting, a matter is approved if the votes cast, in person or by proxy, favoring the action exceed the votes cast against the action. Fractional shares shall not be entitled to any voting rights whatsoever.

           Section 3.10. Action Without Meeting. Subject to any restrictions or limitations expressed in the Articles of Incorporation, any action which, under applicable provisions of law, may be taken or ratified at a meeting of the shareholders, may be taken or ratified without a meeting if authorized in writing by shareholders holding a majority of the voting power. In no instance where action is taken by such majority written consent need a meeting of the shareholders be called or noticed. The Board of Directors may fix a record date to determine the shareholders entitled to sign the written consent. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Nevada General Corporation Law, shall be the earliest date that a shareholder signed the written consent. All written consents shall be filed with the minutes of the proceeding of the shareholders.

           Section 3.11. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation; provided, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

           Section 3.12. Definition of "Shareholder". As used in these Bylaws, the term "shareholder", and any term of like import, shall include all persons entitled to vote the shares held by a shareholder, unless the context in which the term is used indicates that a different meaning is intended.

           Section 3.13. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

ARTICLE 4

The Board of Directors

           Section 4.01. Number; Term; Election. The number, term and classes (if any) of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), but in no event shall the corporation have less than one (1) director or more than ten (10) directors. Notwithstanding any stated term, all directors shall continue in office until the election and qualification of their respective successors in office or the expiration of the term of the directorship held by the director. No decrease in the number of Directors shall have the effect of shortening the terms of any incumbent director. Election of Directors need not be by written ballot.

           Section 4.02. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors was present, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

           A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or

Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

           The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective.

           Section 4.03. Annual Meeting. Immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders or such other place as may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the meeting of the shareholders, in which case notice of the place of the meeting shall be given as provided in Section 4.05.

           Section 4.04. Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors.

           Section 4.05. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the Secretary upon the written request of a majority of the Directors. The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all Directors.

           Written notice of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or other form of written communication, charged prepaid, addressed to the Director at the Director's address as it is shown upon the records of the Corporation or, if it is not so shown on the Corporation's records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the Corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case the notice is delivered personally as above provided, it shall be so delivered at least eight (8) hours prior to the time of the holding of the meeting. The mailing, telegraphing or delivery as above provided shall constitute due, legal and personal notice to the Director.

           Section 4.06. Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

           Section 4.07. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all Directors as required by law and by these Bylaws.

           Section 4.08. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

           Section 4.09. Quorum. A majority of the established number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number or different vote be required by the Articles of Incorporation, these Bylaws or applicable law.

           Section 4.10. Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or committee by means of telephone conference or similar communications by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

           Section 4.11. Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

           Section 4.12. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be filed with the Secretary.

           Section 4.13. Fees and Compensation. By resolution of the Board of Directors, Directors may be paid a fixed fee or a stated salary, with or without expenses of attendance, for the Director's services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

           Section 4.14. Limitation of Liability. Except as otherwise provided in Nevada Revised Statutes Sections 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the Corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or refusal to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Section 4.14 shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

           Section 4.15. Indemnification; Advancement of Expenses. The Corporation shall indemnify each Director and each officer of the Corporation to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter by amended.

           The Corporation shall pay the expenses incurred by each Director and each officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it should by ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized by Nevada General Corporation Law.

           All rights to indemnification and to the advancement of expenses granted herein shall be deemed to arise out of a contract between the Corporation and each person who is entitled to indemnification from the Corporation and this right may be evidenced by a separate contract between the Corporation and each indemnified person; and such rights shall be effective in respect of all actions commenced after the date of the commencement of the corporate existence of the Corporation, whether arising from acts or omissions occurring before or after such date.

           Any amendment, modification or repeal of any of the provisions in this Section 4.15 shall not adversely affect any right or protection of a director or an officer of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

           Section 4.16. Indemnification of Employees and Agents The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by the provisions of Section 4.15 of these Bylaws, the Articles of Incorporation and Nevada General Corporation Law.

           Section 4.17. Powers of Board of Directors. The Board of Directors may, except as otherwise provided or required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

           Section 4.18. Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may from time to time designate committees of the Board of Directors, including, without limitation, Executive, Nomination, Audit and Compensation Committees with such lawfully delegable powers and duties as the Board of Directors may confer, to serve at the pleasure of the Board of Directors and shall, for those committees and any other provided herein, elect one or more directors to serve on such committees. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules.

ARTICLE 5

The Officers

           Section 5.01. Officers. The officers of the Corporation must include a President, Treasurer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more vice presidents, one or more assistant treasurers, one or more assistance secretaries, and such other officers as may be designated from time to time by the Board of Directors. Any number of offices may be held by the same person. The officers shall be elected by the Board of Directors or appointed by officers granted powers of appointment by the Board of Directors, subject to any powers of removal set forth as set forth in Section 5.04. Officers need not be Directors.

           Section 5.02. Election. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05 of this Article, shall be elected annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected and qualified; provided that officers may be elected at any time by the Board of Directors, or, as permitted by Section 5.03 of this Article, appointed by the Chairman of the Board, for the purpose of initially filling an office or filling a newly created or vacant office.

           Section 5.03. Subordinate Officers. The Board of Directors may elect, and may empower any officer to appoint, such officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

           Section 5.04. Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board of Directors, or, unless otherwise specified by the Board of Directors, by the President or any other officer upon whom a general or special power of removal may be conferred by the Board of Directors.

           Any officer may resign at any time by giving written notice to the Board of Directors or to an officer of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

           Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

           Section 5.06. Chairman of the Board. The Chairman of the Board, if there be such person, shall, if present, preside at all meetings of the Board of Directors and the shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

           Section 5.07. Chief Executive Officer. Subject to the control of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall have the general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the Board of Directors and the shareholders. Except as expressly stated otherwise in these bylaws, the Chief Executive Officer shall be ex officio a member of all standing committees of the Board of Directors, including the Executive Committee, if any. The Chief Executive Officer shall have all the powers and shall perform all of the duties which are ordinarily inherent in the office of Chief Executive Officer of a corporation, and he or she shall have such further powers and shall perform such further duties as may be prescribed for him or her by the Board of Directors.

           Section 5.08. President. In the absence or disability of the Chief Executive Officer, or if there be none, the President shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. The President shall have such other duties as from time to time may be prescribed for him or her by the Board of Directors.

           Section 5.09. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, the President or the officer, if any, senior to the President, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as may be prescribed for them.

           Section 5.10. Secretary. The Secretary shall keep or cause to be kept, at the registered office, the principal business office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall be responsible for authenticating records of the Corporation.

           The Secretary shall keep or cause to be kept, in any form permitted by law, at the registered office, the principal business office or at the office of the Corporation's transfer agent, a stock register, or a duplicate stock register, revised at least annually, showing the names of the shareholders and their residence or business addresses and the number and classes of shares held by each shareholder. If the share register or a duplicate share register is located at a place other than the registered office of the Corporation, the Secretary shall file a certificate with the resident agent located at the registered office setting out the name of the custodian of the stock ledger or a duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

           The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and written consents in lieu thereof required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws.

           After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders meeting, which is arranged by voting group and class, and shows the address and number of shares held by each shareholder. The list must be available for inspection by any shareholder, for any purpose germane to the meeting, beginning ten (10) business days before the meeting and continue to be available throughout the meeting at the place indicated in the meeting notice in the city where the meeting will be held.

           Section 5.11. Assistant Secretaries. It shall be the duty of the Assistant Secretaries to assist the Secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them.

           Section 5.12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Corporation. He or she shall receive and deposit all moneys and other valuable belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same and only in such manner as the Board of Directors or the appropriate officer of the Corporation may from time to time determine, shall render to the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President, whenever any of them may request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall perform such further duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require.

           Section 5.13. Treasurer. In the absence or disability of the Chief Financial Officer, or if there be none, the Treasurer shall perform all of the duties of the Chief Financial Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Financial Officer. The Treasurer shall have such other duties as from time to time may be prescribed for him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer may require.

           Section 5.14. Assistant Treasurers. It shall be the duty of the Assistant Treasurers to assist the Treasurer in the performance of his or her duties and generally to perform such other duties as may be delegated to them.

           Section 5.15. Corporate Bank Accounts. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the Chief Executive Officer and the Chief Financial Officer. The Chief Financial Officer shall inform the Board of Directors of any bank account opened by the Chief Executive Officer and Chief Financial Officer pursuant to the authority granted in this section at the next meeting of the Board of Directors.

           Section 5.16. Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any employee of the Corporation.

ARTICLE 6

Miscellaneous

           Section 6.01. Checks, Drafts, etc. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

           Section 6.02. Contracts, etc., How Executed. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by either the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

           Section 6.03. Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the shareholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

           Section 6.04. Representation of Shares. The Chairman of the Board, Chief Executive Officer, or the President (or any Vice President) and the Secretary (or any Assistant Secretary) of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to these officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other Corporation or Corporations may be exercised either by these officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by these officers.

           Section 6.05. Inspection of Bylaws. The Corporation shall keep in its registered office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE 7

Amendments

           Section 7.01. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the Articles of Incorporation or by these Bylaws.

           Section 7.02. Power of Directors. Subject to the right of shareholders as provided in Section 7.01 of this Article 7 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors.

BYLAWS

OF

MINRAD INTERNATIONAL, INC.